EXHIBIT 99.2

 THIRD QUARTER 2018 RESULTSNovember 6, 2018

Safe Harbor for Forward-Looking Statements

Certain statements in this presentation are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, particularly those regarding our 2018 Financial Guidance. Such forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in those statements. Readers should carefully review the Risk Factors slide of this presentation. These forward-looking statements are based on management's expectations or beliefs as of November 6, 2018 as well as those set forth in our Annual Report on Form 10-K filed by us on March 1, 2018 with the Securities and Exchange Commission ("SEC") and our quarterly report on form 10-Q filed by us on August 9, 2018 with the SEC and the other reports we file from time to time with the SEC. We undertake no obligation to revise or publicly release any updates to such statements based on future information or actual results. Such forward-looking statements address the following subjects, among others:

- Future operating results
- Ability to acquire businesses on acceptable terms and integrate and recognize synergies from acquired businesses
- Deployment of cash and investment balances to grow the company
- Subscriber growth, retention, usage levels and average revenue per account
- Cloud service and digital media growth and continued demand for fax services
- International growth
- New products, services, features and technologies
- Corporate spending including stock repurchases
- Intellectual property and related licensing revenues
- Liquidity and ability to repay or refinance indebtedness
- Systems capacity, coverage, reliability and security
- Regulatory developments and taxes

All information in this presentation speaks as of November 6, 2018 and any redistribution or rebroadcast of this presentation after that date is not intended and will not be construed as updating or confirming such information.

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Risk Factors

The following factors, among others, could cause our business, prospects, financial condition, operating results and cash flows to be materially adversely affected:

- Inability to sustain growth or profitability, and any related impact of US. Or worldwide economic issues on customer acquisition, retention and usage levels, advertising spend and credit and debit card payment declines
- Reduced use of fax services due to increased use of email, scanning or widespread adoption of digital signatures or otherwise
- Inability to acquire businesses on acceptable terms or successfully integrate and realize anticipated synergies
- Failure to offer compelling digital media content causing reduced traffic and advertising levels; loss of advertisers or reduction in advertising spend; increased prevalence or effectiveness of advertising blocking technologies; inability to monetize handheld devices and handheld traffic supplanting monetized traffic; and changes by our vendors or partners that impact our traffic or publisher audience acquisition and/or monetization
- New or unanticipated costs or tax liabilities, including those relating to federal and state income tax and indirect taxes, such as sales, value-added and telecommunications taxes
- Inability to manage certain risks inherent to our business, such as fraudulent activity, system failure or a security breach
- Competition from others with regard to price, service, content and functionality
- Inadequate intellectual property (IP) protection, expiration, invalidity or loss of key patents, violations of 3rd party IP rights or inability or significant delay in monetizing IP
- Inability to continue to expand our business and operations internationally
- Inability to maintain required services on acceptable terms with financially stable telecom, co-location and other critical vendors; and inability to obtain telephone numbers in sufficient quantities on acceptable terms and in desired locations
- Level of debt limiting availability of cash flow to reinvest in the business; inability to repay or refinance debt when due; and restrictive covenants relating to debt imposing operating and financial restrictions on business activities or plans
- Inability to maintain and increase our cloud services customer base or average revenue per user
- Inability to achieve business or financial results in light of burdensome telecommunications, internet, advertising, health care, consumer, privacy or other regulations, or being subject to existing regulations
- Inability to adapt to technological change and diversify services and related revenues at acceptable levels of financial return
- Loss of services of executive officers and other key employees
- Other factors set forth in our Annual Report on Form 10-K filed by us on March 1, 2018 with the SEC and our quarterly report on Form 10-Q filed by us on August 9, 2018 with the SEC and the other reports we file from time to time with the SEC

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 4  Q3 Consolidated Financial Snapshot(1)  See slides 14-19 for a GAAP reconciliation of adjusted non-GAAP gross profit, adjusted EBITDA and adjusted earnings per diluted share for the Company as a whole and by segment.

 5  Free Cash Flow(1)  See slide 16 for a GAAP reconciliation of Free Cash flow

 6  Healthy Subscription Growth   Subscription revenues have grown by 14% YoY, driven by 94% growth in Digital Media revenues

 7  Q3 Financial Snapshot By Business Segments(1)  See slides 14-19 for a GAAP reconciliation of adjusted EBITDA for the Company as a whole and by segment.  Includes ($1.5MM) reclass from j2 Inc.  Includes ($1.5MM) reclass from j2 Inc.

 8    Financial Summary 3Q18(1)  See slides 14-19 for a GAAP reconciliation of adjusted non-GAAP gross profit, adjusted EBITDA, adjusted EPS, and Free Cash Flow for the Company as a whole and by segment.

 2018FINANCIAL GUIDANCE

 10  Reaffirming 2018 Guidance (Forward-Looking Statements)  Figures are adjusted Non-GAAP.Adjusted earnings per diluted share excludes share-based compensation, amortization of acquired intangibles and the impact of any currently anticipated items, in each case net of tax.

 SUPPLEMENTALINFORMATION

 Consolidated Metrics  12  See slide 14-15 for a reconciliation of Non-GAAP earnings and EPS to GAAP net income and diluted GAAP EPSSee slide 16 for a definition of Free Cash Flow and reconciliation to net cash provided by operating activitiesSee slide 17 for a definition of adjusted EBITDA and reconciliation to Net Income

Cloud Services & Digital Media Metrics

Cloud Services Metrics	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3
Revenue by Type (in '000s)							
Fixed Subscriber Revenues	$115,726	$117,556	$118,755	$119,232	$120,840	$123,648	$123,111
Variable Subscriber Revenues	$24,606	$25,863	$25,808	$26,651	$28,482	$26,479	$26,781
Subscriber Revenues	**$140,332**	**$143,419**	**$144,563**	**$145,882**	**$149,322**	**$150,127**	**$149,892**
Other Licenses Revenues (1)	$1,212	$1,291	$1,223	$1,034	$163	$170	$203
Total Cloud Services Revenues	**$141,544**	**$144,709**	**$145,787**	**$146,916**	**$149,485**	**$150,297**	**$150,094**
Revenue - DID vs. Non-DID							
DID Based Revenues	$93,438	$95,490	$96,702	$99,299	$98,692	$98,487	$98,897
Non-DID Based Revenues	$48,106	$49,220	$49,084	$47,617	$50,793	$51,809	$51,198
Total Cloud Services Revenues	**$141,544**	**$144,709**	**$145,787**	**$146,916**	**$149,485**	**$150,297**	**$150,094**
Cloud Services Customers (2)	**3,116**	**3,141**	**3,175**	**3,176**	**3,185**	3,197	3,204
Average Monthly Revenue/Customer (3)	$15.03	$15.28	$15.26	$15.31	$15.65	$15.68	$15.61
Cancel Rate (4)	2.3%	2.1%	2.2%	2.0%	2.2%	2.0%	2.2%

Digital Media Metrics(5) (in '000s)	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3
Visits*	1,401,666	1,352,200	1,394,177	1,572,398	1,957,985	1,952,270	1,949,167
Views*	5,386,097	6,054,062	5,872,437	6,418,612	8,159,496	7,528,471	7,980,168

(1) Cloud Services revenue includes IP Licensing revenue
(2) Cloud Services Customers are defined as paying DIDs for Fax & Voice services and direct and resellers' accounts for other services
(3) Quarterly Average Revenue per Customer is calculated using our standard convention of applying the average of the quarter's beginning and ending customer base to the total revenue of the quarter
(4) User cancel rate, also called user churn, is defined as cancellation of service by Cloud Business customers with greater than 4 months of continuous service (continuous service includes Cloud Business customers that are administratively cancelled and reactivated within the same calendar month). User cancel rate is calculated monthly and expressed here as an average over the three months of the quarter.
(5) Digital Media Traffic figures based on Google Analytics & Partner Platforms

* Q1 & Q2 2018 Digital Media metrics were updated to reflected Snapchat figures previously unavailable for recent acquisitions.

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Q3 2018 Reconciliation of GAAP to Adjusted Non-GAAP Earnings & EPS  14  Adjusted Non-GAAP net income is not meant as a substitute for GAAP, and is defined as GAAP net income with the following modifications: 1) Elimination of shared-based compensation expense and associated payroll taxes 2) Elimination of certain acquisition-related integration costs   3) Elimination of amortization of patents and intangible assets that we acquired4) Elimination of additional tax or indirect tax related expense to prior years

 15  Adjusted Non-GAAP net income is not meant as a substitute for GAAP, and is defined as GAAP net income with the following modifications: 1) Elimination of shared-based compensation expense and associated payroll taxes 2) Elimination of certain acquisition-related integration costs 3) Elimination of interest costs in excess of the coupon rate associated with the convertible notes   Q3 2018 Reconciliation of GAAP to Adjusted Non-GAAP Earnings & EPS Continued  4) Elimination of amortization of patents and intangible assets that we acquired 5) Elimination of change in value on investments6) Elimination of additional tax or indirect tax related expense from prior years7) Elimination of gain on sales of businesses

 GAAP Reconciliation Free Cash Flow(1)  16  Free Cash Flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, less patent settlement, plus excess tax benefits (deficits) from share based compensation, plus IRS settlement, plus contingent consideration. Free Cash Flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes

 GAAP Reconciliation Adjusted EBITDA(1)  17  Adjusted EBITDA is defined as net income plus interest and other expense, net; income tax expense; depreciation and amortization and the items used to reconcile GAAP to Adjusted Non-GAAP EPS. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes

 Q3 2018 Reconciliation of GAAP to Adjusted EBITDA  18  Adjusted Non-GAAP operating income is not meant as a substitute for GAAP, and is defined as GAAP net income with the following modifications: 1) Elimination of shared-based compensation expense and associated payroll taxes 2) Elimination of certain acquisition-related integration costs   3) Elimination of amortization of patents and intangible assets that we acquired 4) Elimination of additional tax expense from prior year

 Q3 2017 Reconciliation of GAAP to Adjusted EBITDA  19  Adjusted Non-GAAP net income is not meant as a substitute for GAAP, and is defined as GAAP net income with the following modifications: 1) Elimination of shared-based compensation expense and associated payroll taxes 2) Elimination of amortization of patents and intangible assets that we acquired 3) Elimination of certain acquisition-related integration costs